EXHIBIT 5.1

June 3, 2020

Glu Mobile Inc.

875 Howard Street, Suite 100

San Francisco, California 94103

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Glu Mobile Inc., a Delaware corporation (the “Company”), of up to 17,250,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC as representatives (the “Representatives”) of the underwriters named in Schedule A thereto. The Shares were registered pursuant to an automatic shelf Registration Statement on Form S-3 (File No. 333-238876) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 2, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), which automatically became effective upon filing (the “Registration Statement”), the prospectus dated June 2, 2020 included therein (the “Base Prospectus”), the preliminary prospectus supplement dated June 2, 2020 and the final prospectus supplement dated June 3, 2020, both of which were filed with the Commission pursuant to Rule 424(b) under the Securities Act (together the “Prospectus Supplements” and collectively with the Base Prospectus, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Underwriting Agreement, the Company’s Restated Certificate of Incorporation filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof the Board and the Company’s stockholders relating to the Registration Statement, the Company’s Restated Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary for purposes of our opinion.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated May 29, 2020 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than (i) existing federal laws of the United States applicable to the issuance of securities and (ii) the existing laws (a) of the State of California and (b) of the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Restated Certificate or the Bylaws or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the Underwriting Agreement and the resolutions adopted by the Board referenced above, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We opine only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered, and speaks, only as of the date first written above and is based solely on our understanding of facts in existence as of such date after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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